The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2013 Results

Cincinnati, October 24, 2013 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Third-quarter 2013 net income of $131 million, or 79 cents per share, compared with $111 million, or 68 cents per share, in the third quarter of 2012.

•	$11 million rise in operating income* to $116 million, or 70 cents per share, up from $105 million, or 64 cents per share.

•
$20 million increase in third-quarter 2013 net income reflected the after-tax net effect of two primary items: $10 million improvement in the contribution from property casualty underwriting, including a favorable effect of $9 million from lower natural catastrophe losses; plus a $9 million increase from net realized investment gains.

•	$35.51 book value per share at September 30, 2013, up 6.1 percent from December 31, 2012.

•	9.8 percent value creation ratio for the first nine months of 2013, compared with 9.6 percent for the same period of 2012.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Revenue Highlights
Earned premiums	$992	$889	12	$2,877	$2,605	10
Investment income, pretax	133	132	1	392	395	(1)
Total revenues	1,152	1,035	11	3,359	3,041	10
Income Statement Data
Net income	$131	$111	18	$395	$229	72
Net realized investment gains and losses	15	6	150	51	19	168
Operating income*	$116	$105	10	$344	$210	64
Per Share Data (diluted)
Net income	$0.79	$0.68	16	$2.39	$1.40	71
Net realized investment gains and losses	0.09	0.04	125	0.31	0.11	182
Operating income*	$0.70	$0.64	9	$2.08	$1.29	61

Book value				$35.51	$32.95	8
Cash dividend declared	$0.4200	$0.4075	3	$1.2350	$1.2125	2
Weighted average shares outstanding	165,601	163,857	1	165,304	163,507	1

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U. S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement .

CINF 3Q13 Release 1

Insurance Operations Third-Quarter Highlights

•	93.7 percent third-quarter 2013 property casualty combined ratio, improved from 94.8 percent for third‑quarter 2012.

•	15 percent increase in third-quarter net written premiums, reflecting higher pricing and planned growth from strategic initiatives.

•
$141 million third-quarter 2013 property casualty new business written premiums, up $11 million to a record high for any quarter. Agencies appointed since the beginning of 2012 contributed $13 million or 9 percent to total third‑quarter new business written premiums.

•	6 cents per share contribution from life insurance operating income to third-quarter results, up 1 cent from 2012.
Investment and Balance Sheet Highlights

•	1 percent or $1 million rise in third-quarter 2013 pretax investment income, as higher stock portfolio dividends offset lower interest income.

•
4 percent nine-month rise in fair value of invested assets plus cash at September 30, 2013, including an 18 percent increase for the equity portfolio that offset a 1 percent decrease for the bond portfolio.

•	$1.539 billion parent company cash and marketable securities at September 30, 2013, up 33 percent from year‑end 2012.

Strong Third-Quarter Performance
Steven J. Johnston, president and chief executive officer, commented: “Our operating income rose to our best‑ever third‑quarter result. Initiatives to increase the profitability and growth of our insurance business led our strong performance as property casualty net written premiums surpassed $1 billion for the first time in any quarter.

“Pretax income from our investment portfolio also continued to contribute at a satisfactory level slightly above what we reported for last year’s third quarter, reflecting our relatively large allocation to high-quality, dividend-paying stocks. The equity portfolio represents approximately 30 percent of our invested assets.

“Our strong 93.7 percent combined ratio benefited from improved weather, with catastrophes adding just 5.7 percentage points – an impact in line with long-term historical averages. Our consistent approach to setting loss reserves resulted in 4.0 points in favorable development on losses from prior accident years.

“Our improved combined ratio translated to a $173 million underwriting profit for the first nine months of 2013 compared with a $23 million underwriting loss for the same period of 2012. We are achieving better quality core underwriting, as indicated by 5.8 percentage points of improvement in our nine-month loss and loss expense ratio for the current accident year before catastrophe losses.”

High-Quality Insurance Business
“As our use of analytics and modeling matures for our property casualty insurance business, we are looking more granularly at pricing for each risk. While price increases may average in the mid-single digits overall, we’re getting more rate on the policies that need it and succeeding at retaining policies that have already achieved price adequacy.

“Improvement in personal lines, evident in the segment’s 18.7-percentage-point drop in the nine-month combined ratio, reflects higher rates in addition to recent initiatives to improve pricing precision and risk selection. Lower catastrophe losses also contributed to the combined ratio improvement. The current accident year loss and loss expense ratio before catastrophe losses improved 9.8 percentage points over last year’s nine-month result. As expected, our successful initiatives to improve profitability are slowing the growth of new personal lines business.

“Overall, Cincinnati-style service continues to win record new business from our independent agents. We are taking this opportunity to reinvest in our business. We’re hiring specialists who bring additional value to our agents and their clients in the forms of loss mitigation and inspection services. We’re developing new product suites that arm our agents with advantages to attract certain niche business.

“Our steady advances in technology also are making it easier for our agents to do business with us. We are working to make our CinciPak™ and workers’ compensation products available through our commercial lines policy administration system in additional states, increasing efficiency for agents in order to earn a larger share of their good business.”

Delivering Results for Investors
“At September 30, our book value per share rose 6 percent from the year-end value with healthy contributions from both operating earnings and gains in our stock portfolio. Our year-to-date value creation ratio, reflecting book value changes and dividends declared, rose from 6.4 percent at June 30 to 9.8 percent at September 30.

“During the third quarter, our board of directors recognized the improvements our initiatives are bringing by increasing the fourth-quarter shareholder dividend to 42 cents per share, raising the indicated annual dividend for a 53rd consecutive year – a record only nine other U.S. publicly owned companies can claim.”

CINF 3Q13 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$954	$851	12	$2,753	$2,475	11
Fee revenues	1	1	0	3	4	(25)
Total revenues	955	852	12	2,756	2,479	11

Loss and loss expenses	593	525	13	1,700	1,704	0
Underwriting expenses	301	282	7	883	798	11
Underwriting profit (loss)	$61	$45	36	$173	$(23)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.2%	61.7%	0.5	61.7%	68.9%	(7.2)
Underwriting expenses	31.5	33.1	(1.6)	32.1	32.2	(0.1)
Combined ratio	93.7%	94.8%	(1.1)	93.8%	101.1%	(7.3)

			% Change			% Change
Agency renewal written premiums	$915	$807	13	$2,639	$2,367	11
Agency new business written premiums	141	130	8	415	369	12
Other written premiums	(25)	(38)	34	(69)	(91)	24
Net written premiums	$1,031	$899	15	$2,985	$2,645	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.5%	62.3%	(2.8)	60.8%	66.6%	(5.8)
Current accident year catastrophe losses	6.7	9.4	(2.7)	6.0	13.9	(7.9)
Prior accident years before catastrophe losses	(3.0)	(8.6)	5.6	(4.2)	(10.0)	5.8
Prior accident years catastrophe losses	(1.0)	(1.4)	0.4	(0.9)	(1.6)	0.7
Loss and loss expense ratio	62.2%	61.7%	0.5	61.7%	68.9%	(7.2)

Current accident year combined ratio before
catastrophe losses	91.0%	95.4%	(4.4)	92.9%	98.8%	(5.9)

•
$132 million or 15 percent increase in third-quarter 2013 property casualty net written premiums and nine-month growth of 13 percent. Growth reflected the effects of initiatives for premium growth and higher pricing.

•
$11 million or 8 percent increase in third-quarter new business premiums written by agencies, reflecting more precise pricing and contributions from new agency appointments and other growth initiatives. Nine-month new business premiums increased $46 million, including $25 million from standard market property casualty production from agencies appointed prior to the beginning of 2012 and $20 million from appointments since then, in addition to $1 million from excess and surplus lines.

•
1,439 agency relationships in 1,811 reporting locations marketing standard market property casualty insurance products at September 30, 2013, compared with 1,408 agency relationships in 1,758 reporting locations at year‑end 2012. Seventy-eight new agency appointments were made during the first nine months of 2013.

•	1.1 and 7.3 percentage-point third-quarter and nine-month 2013 combined ratio improvement, reflecting 2.3- and 7.2‑point reductions in losses from natural catastrophes.

•
5.8 percentage-point improvement, to 60.8 percent, for the nine-month 2013 ratio of accident year losses and loss expenses before catastrophes, in part due to better pricing and ongoing effects from other recent-year claims management and loss control initiatives.

•
4.0 percentage-point third-quarter 2013 benefit from favorable prior accident year reserve development of $38 million, compared with 10.0 points or $86 million for third-quarter 2012. Nine-month 2013 benefit before catastrophe losses of 4.2 points was lower than the nine-month 2012 benefit of 10.0 points. The lower third‑quarter and nine-month favorable reserve development was primarily due to higher estimates of incurred but not reported (IBNR) losses in the commercial casualty and workers’ compensation lines of business.

•	1.6 percentage-point decrease in the third-quarter underwriting expense ratio, as third-quarter 2012 included unusually high costs for assigned risk insurance pools.

CINF 3Q13 Release 3

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$680	$607	12	$1,956	$1,765	11
Fee revenues	1	—	nm	2	2	0
Total revenues	681	607	12	1,958	1,767	11

Loss and loss expenses	421	352	20	1,185	1,113	6
Underwriting expenses	217	195	11	638	580	10
Underwriting profit	$43	$60	(28)	$135	$74	82

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.9%	58.0%	3.9	60.6%	63.0%	(2.4)
Underwriting expenses	31.8	32.2	(0.4)	32.6	32.9	(0.3)
Combined ratio	93.7%	90.2%	3.5	93.2%	95.9%	(2.7)

			% Change			% Change
Agency renewal written premiums	$632	$557	13	$1,865	$1,680	11
Agency new business written premiums	102	90	13	299	256	17
Other written premiums	(15)	(28)	46	(39)	(65)	40
Net written premiums	$719	$619	16	$2,125	$1,871	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.9%	58.3%	(0.4)	60.2%	64.3%	(4.1)
Current accident year catastrophe losses	6.0	8.6	(2.6)	5.1	10.9	(5.8)
Prior accident years before catastrophe losses	(1.4)	(7.8)	6.4	(4.0)	(11.2)	7.2
Prior accident years catastrophe losses	(0.6)	(1.1)	0.5	(0.7)	(1.0)	0.3
Loss and loss expense ratio	61.9%	58.0%	3.9	60.6%	63.0%	(2.4)

Current accident year combined ratio before
catastrophe losses	89.7%	90.5%	(0.8)	92.8%	97.2%	(4.4)

•
$100 million or 16 percent increase in third-quarter 2013 commercial lines net written premiums, primarily due to premium growth initiatives and higher pricing. Fourteen percent increase in nine-month net written premiums.

•
$75 million and $185 million rise in third-quarter and nine-month renewal written premiums reflected commercial lines renewal pricing changes, increasing on average in a mid-single-digit range, in addition to rising insured exposures.

•
$12 million or 13 percent increase in third-quarter new business written by agencies, reflecting recent agency appointments and higher pricing. $43 million nine-month increase, with a double-digit growth rate in 23 of the 39 states where we offer standard market commercial lines policies.

•
3.5 percentage-point rise in third-quarter 2013 combined ratio, primarily due to less benefit from favorable prior accident year reserve development for the commercial casualty and workers’ compensation lines of business. The 2.7 percentage-point improvement in the nine-month 2013 ratio reflected a 5.5 point reduction in losses from natural catastrophes.

•
4.1 percentage-point improvement, to 60.2 percent, for the nine-month 2013 ratio of accident year losses and loss expenses before catastrophes. Better pricing and ongoing effects from other recent-year claims and loss control initiatives drove the improvement.

•
2.0 percentage-point third-quarter 2013 benefit from favorable prior accident year reserve development of $13 million, compared with 8.9 points or $54 million for third-quarter 2012. Nine-month 2013 benefit before catastrophe losses of 4.0 points was lower than the nine-month 2012 benefit of 11.2 points.

CINF 3Q13 Release 4

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$244	$219	11	$712	$642	11
Fee revenues	—	1	(100)	1	2	(50)
Total revenues	244	220	11	713	644	11

Loss and loss expenses	155	152	2	462	536	(14)
Underwriting expenses	75	80	(6)	218	197	11
Underwriting profit (loss)	$14	$(12)	nm	$33	$(89)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	63.7%	69.5%	(5.8)	64.8%	83.6%	(18.8)
Underwriting expenses	30.8	36.2	(5.4)	30.7	30.6	0.1
Combined ratio	94.5%	105.7%	(11.2)	95.5%	114.2%	(18.7)

			% Change			% Change
Agency renewal written premiums	$258	$231	12	$704	$633	11
Agency new business written premiums	28	31	(10)	86	84	2
Other written premiums	(8)	(9)	11	(24)	(21)	(14)
Net written premiums	$278	$253	10	$766	$696	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.0%	70.5%	(7.5)	61.5%	71.3%	(9.8)
Current accident year catastrophe losses	9.1	12.5	(3.4)	9.2	23.2	(14.0)
Prior accident years before catastrophe losses	(6.3)	(11.2)	4.9	(4.4)	(7.6)	3.2
Prior accident years catastrophe losses	(2.1)	(2.3)	0.2	(1.5)	(3.3)	1.8
Loss and loss expense ratio	63.7%	69.5%	(5.8)	64.8%	83.6%	(18.8)

Current accident year combined ratio before
catastrophe losses	93.8%	106.7%	(12.9)	92.2%	101.9%	(9.7)

•
$25 million or 10 percent increase in third-quarter 2013 personal lines net written premiums, largely due to higher renewal written premiums that reflect rate increases. The 10 percent increase in nine-month net written premiums was also largely driven by renewal premium growth.

•
$3 million or 10 percent decrease in third-quarter new business written by agencies, declining as expected due to underwriting actions such as expanded use of higher deductibles and actual cash value loss settlement for older roofs.

•
11.2 and 18.7 percentage-point third-quarter and nine-month 2013 combined ratio improvement including 3.2 and 12.2 point reductions in losses from natural catastrophes, with lower loss ratios before catastrophe losses in part reflecting initiatives to improve pricing precision.

•
9.8 percentage-point improvement, to 61.5 percent, for the nine-month 2013 ratio of accident year losses and loss expenses before catastrophes, reflecting better pricing and ongoing effects from other recent-year initiatives, in addition to a 2.7 point reduction in the ratio for new losses of $250,000 or more per claim.

•
8.4 percentage-point third-quarter 2013 benefit from favorable prior accident year reserve development of $21 million, compared with 13.5 points or $31 million for third-quarter 2012. Nine-month 2013 benefit before catastrophe losses of 4.4 points was lower than the nine-month 2012 benefit of 7.6 points.

CINF 3Q13 Release 5

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Earned premiums	$30	$25	20	$85	$68	25

Loss and loss expenses	17	21	(19)	53	55	(4)
Underwriting expenses	9	7	29	27	21	29
Underwriting profit (loss)	$4	$(3)	nm	$5	$(8)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	56.0%	82.2%	(26.2)	62.5%	80.9%	(18.4)
Underwriting expenses	30.7	29.3	1.4	31.7	31.0	0.7
Combined ratio	86.7%	111.5%	(24.8)	94.2%	111.9%	(17.7)

			% Change			% Change
Agency renewal written premiums	$25	$19	32	$70	$54	30
Agency new business written premiums	11	9	22	30	29	3
Other written premiums	(2)	(1)	(100)	(6)	(5)	(20)
Net written premiums	$34	$27	26	$94	$78	21

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	67.2%	87.5%	(20.3)	68.7%	80.4%	(11.7)
Current accident year catastrophe losses	3.4	1.4	2.0	1.6	2.3	(0.7)
Prior accident years before catastrophe losses	(13.7)	(6.0)	(7.7)	(7.9)	(2.0)	(5.9)
Prior accident years catastrophe losses	(0.9)	(0.7)	(0.2)	0.1	0.2	(0.1)
Loss and loss expense ratio	56.0%	82.2%	(26.2)	62.5%	80.9%	(18.4)

Current accident year combined ratio before
catastrophe losses	97.9%	116.8%	(18.9)	100.4%	111.4%	(11.0)

•
$7 million or 26 percent growth in third-quarter 2013 excess and surplus lines net written premiums, a growth rate similar to nine months at 21 percent, with growth in both periods driven by renewal written premiums. Average renewal pricing increased in the high-single-digit range for both 2013 periods.

•
24.8 and 17.7 percentage-point combined ratio improvement for the third-quarter and first nine months of 2013, primarily due to lower current accident year losses and loss expenses before catastrophe losses, which largely reflected higher pricing and typical variability from new losses incurred of $250,000 or more per claim.

•
11.7 percentage-point improvement, to 68.7 percent, for the nine-month 2013 ratio of accident year losses and loss expenses before catastrophes, including a 5.0 percentage-point reduction in the ratio for new losses of $250,000 or more per claim.

CINF 3Q13 Release 6

Life Insurance Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Term life insurance	$32	$29	10	$92	$86	7
Universal life insurance	(1)	2	nm	8	22	(64)
Other life insurance, annuity, and disability income products	7	7	0	24	22	9
Earned premiums	38	38	0	124	130	(5)
Investment income, net of expenses	35	35	0	104	103	1
Other income	1	1	0	3	1	200
Total revenues, excluding realized investment gains and losses	74	74	0	231	234	(1)
Contract holders’ benefits	49	46	7	141	136	4
Operating expenses incurred	11	14	(21)	36	59	(39)
Total benefits and expenses	60	60	0	177	195	(9)
Net income before income tax and realized investment gains and losses	14	14	0	54	39	38
Income tax	5	5	0	19	14	36
Net income before realized investment gains and losses	$9	$9	0	$35	$25	40

•
$6 million or 5 percent decrease in nine-month 2013 earned premiums, including a 7 percent increase for term life insurance, our largest life insurance product line. Third-quarter 2013 term life insurance premium growth was offset by a decline in universal life insurance premiums. Nine-month 2013 universal life insurance premiums declined due to unlocking of interest rate assumptions that slowed amortization of unearned front-end loads, with a corresponding decrease to operating expenses as more expenses were deferred to future periods.

•	$13 million decline to $29 million in nine-month 2013 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.

•
$10 million increase in nine-month 2013 profit, primarily due to lower operating expenses as first-quarter 2012 included an actuarial adjustment that decreased reinsurance-related expenses deferred to future periods.

•
$22 million or 3 percent nine-month 2013 decline to $835 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, reflecting a decrease in fair value of the fixed-maturity portfolio due to a rise in interest rates.

CINF 3Q13 Release 7

Investment and Balance Sheet Highlights
Investment Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Total investment income, net of expenses, pretax	$133	$132	1	$392	$395	(1)
Investment interest credited to contract holders	(21)	(21)	0	(60)	(62)	3
Realized investment gains and losses summary:
Realized investment gains and losses	22	16	38	78	60	30
Change in fair value of securities with embedded derivatives	—	(4)	100	1	1	0
Other-than-temporary impairment charges	—	(2)	100	(2)	(32)	94
Total realized investment gains and losses	22	10	120	77	29	166
Investment operations profit	$134	$121	11	$409	$362	13

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Investment income:
Interest	$104	$105	(1)	$309	$317	(3)
Dividends	30	28	7	87	81	7
Other	1	1	0	2	3	(33)
Investment expenses	(2)	(2)	0	(6)	(6)	0
Total investment income, net of expenses, pretax	133	132	1	392	395	(1)
Income taxes	(32)	(32)	0	(95)	(96)	1
Total investment income, net of expenses, after-tax	$101	$100	1	$297	$299	(1)

Effective tax rate	24.1%	24.4%		24.2%	24.4%
Average yield pretax	4.12	4.44		4.15	4.46
Average yield after-tax	3.13	3.36		3.14	3.38

•	1 percent rise in third-quarter 2013 pretax investment income, as 7 percent growth in equity portfolio dividends offset a 1 percent decline in interest income.

•
$62 million or 3 percent third-quarter 2013 net increase in pretax unrealized investment portfolio gains, including a $90 million increase for the equity portfolio. $20 million of pretax net realized gains were from investment portfolio security sales or called bonds during the third quarter of 2013, including $15 million from the equity portfolio.

CINF 3Q13 Release 8

(Dollars in millions except share data)	At September 30,	At December 31,
	2013	2012
Balance sheet data:
Invested assets	$13,090	$12,534
Total assets	17,339	16,548
Short-term debt	104	104
Long-term debt	790	790
Shareholders’ equity	5,816	5,453
Book value per share	35.51	33.48
Debt-to-total-capital ratio	13.3%	14.1%

•	$13.601 billion in consolidated cash and invested assets at September 30, 2013, up 4 percent from $13.021 billion at year-end 2012.

•	$9.038 billion bond portfolio at September 30, 2013, with an average rating of A3/A. Fair value increased $46 million or 1 percent during the third quarter of 2013.

•
$3.984 billion equity portfolio was 30.4 percent of invested assets, including $1.513 billion in pretax net unrealized gains at September 30, 2013. $109 million or 3 percent third-quarter 2013 growth in fair value.

•
$4.173 billion of statutory surplus for the property casualty insurance group at September 30, 2013, up $259 million from $3.914 billion at year-end 2012, after declaring $275 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended September 30, 2013, was 0.9-to-1, unchanged from year-end 2012.

•
Value creation ratio of 9.8 percent for first nine months of 2013 included 6.3 percent from net income before net realized investment gains and 2.9 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                    Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                Fairfield, Ohio 45014-5141

CINF 3Q13 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2012 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume

•
Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•
Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *

CINF 3Q13 Release 10

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2013	2012
Assets
Investments			$13,090	$12,534
Cash and cash equivalents			511	487
Premiums receivable			1,393	1,214
Reinsurance recoverable			584	615
Other assets			1,761	1,698
Total assets			$17,339	$16,548

Liabilities
Insurance reserves			$6,680	$6,525
Unearned premiums			2,026	1,792
Deferred income tax			542	453
Long-term debt and capital lease obligations			832	827
Other liabilities			1,443	1,498
Total liabilities			11,523	11,095

Shareholders’ Equity
Common stock and paid-in capital			1,573	1,528
Retained earnings			4,214	4,021
Accumulated other comprehensive income			1,267	1,129
Treasury stock			(1,238)	(1,225)
Total shareholders’ equity			5,816	5,453
Total liabilities and shareholders’ equity			$17,339	$16,548

(Dollars in millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues
Earned premiums	$992	$889	$2,877	$2,605
Investment income, net of expenses	133	132	392	395
Realized investment gains and losses, net	22	10	77	29
Other revenues	5	4	13	12
Total revenues	1,152	1,035	3,359	3,041

Benefits and Expenses
Insurance losses and policyholder benefits	642	571	1,841	1,840
Underwriting, acquisition and insurance expenses	312	296	919	857
Interest expense	13	14	40	41
Other operating expenses	3	2	12	10
Total benefits and expenses	970	883	2,812	2,748

Income Before Income Taxes	182	152	547	293

Provision for Income Taxes	51	41	152	64

Net Income	$131	$111	$395	$229

Per Common Share:
Net income—basic	$0.80	$0.69	$2.42	$1.41
Net income—diluted	0.79	0.68	2.39	1.40

CINF 3Q13 Release 11

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for 2013 reconciliations; prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 3Q13 Release 12

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Book value change per share:
Book value as originally reported December 31, 2011				$31.16
Cumulative effect of a change in accounting for deferred
policy acquisition costs, net of tax				(0.13)
Book value as adjusted December 31, 2011				$31.03

Value creation ratio:
End of period book value - as originally reported	$35.51	$32.95	$35.51	$32.95
Less beginning of period book value - as originally reported	34.83	31.66	33.48	31.16
Change in book value - as originally reported	0.68	1.29	2.03	1.79
Dividend declared to shareholders	0.42	0.4075	1.235	1.2125
Total contribution to value creation ratio	$1.10	$1.6975	$3.265	$3.0025

Contribution to value creation ratio:
From change in book value*	2.0%	4.1%	6.1%	5.7%
From dividends declared to shareholders**	1.2	1.3	3.7	3.9
Value creation ratio	3.2%	5.4%	9.8%	9.6%

* Change in book value divided by the beginning of period book value as originally reported
** Dividend declared to shareholders divided by beginning of period book value as originally reported

Net Income Reconciliation

(In millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income	$131	$111	$395	$229
Net realized investment gains and losses	15	6	51	19
Operating income	116	105	344	210
Less catastrophe losses	(36)	(44)	(92)	(198)
Operating income before catastrophe losses	$152	$149	$436	$408

Diluted per share data:
Net income	$0.79	$0.68	$2.39	$1.40
Net realized investment gains and losses	0.09	0.04	0.31	0.11
Operating income	0.70	0.64	2.08	1.29
Less catastrophe losses	(0.21)	(0.27)	(0.56)	(1.21)
Operating income before catastrophe losses	$0.91	$0.91	$2.64	$2.50

CINF 3Q13 Release 13

Cincinnati Financial Corporation

Property Casualty Reconciliation

	Three months ended September 30,
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$1,031	$719	$278	$34
Unearned premiums change	(77)	(39)	(34)	(4)
Earned premiums	$954	$680	$244	$30

Statutory ratios:
Statutory combined ratio	92.3%	92.7%	92.1%	86.9%
Contribution from catastrophe losses	5.7	5.4	7.0	2.5
Statutory combined ratio excluding catastrophe losses	86.6%	87.3%	85.1%	84.4%

Commission expense ratio	18.5%	18.0%	19.0%	26.3%
Other expense ratio	11.6	12.8	9.4	4.6
Statutory expense ratio	30.1%	30.8%	28.4%	30.9%

GAAP ratio:
GAAP combined ratio	93.7%	93.7%	94.5%	86.7%
Contribution from catastrophe losses	5.7	5.4	7.0	2.5
Prior accident years before catastrophe losses	(3.0)	(1.4)	(6.3)	(13.7)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	91.0%	89.7%	93.8%	97.9%

	Nine months ended September 30,
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$2,985	$2,125	$766	$94
Unearned premiums change	(232)	(169)	(54)	(9)
Earned premiums	$2,753	$1,956	$712	$85

Statutory ratios:
Statutory combined ratio	92.0%	91.0%	94.5%	94.1%
Contribution from catastrophe losses	5.1	4.4	7.7	1.7
Statutory combined ratio excluding catastrophe losses	86.9%	86.6%	86.8%	92.4%

Commission expense ratio	18.3%	17.4%	19.7%	26.5%
Other expense ratio	12.0	13.0	10.0	5.1
Statutory expense ratio	30.3%	30.4%	29.7%	31.6%

GAAP ratio:
GAAP combined ratio	93.8%	93.2%	95.5%	94.2%
Contribution from catastrophe losses	5.1	4.4	7.7	1.7
Prior accident years before catastrophe losses	(4.2)	(4.0)	(4.4)	(7.9)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	92.9%	92.8%	92.2%	100.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

CINF 3Q13 Release 14